Exhibit 10.45
OFFICE LEASE AGREEMENT

THIS LEASE AGREEMENT (the "Lease"), made and entered into as of the 16th day of  July, 2007, between Fairways 2001 Office Partners, Ltd., a Texas limited partnership and Ascendant Solutions, Inc., a Delaware corporation.

WITNESSETH:

1.	DEFINITIONS. For the purposes of this Lease, the following definitions shall govern:

(a)	"Landlord": Fairways 2001 Office Partners, Ltd., a Texas limited partnership.

(b)	"Tenant": Ascendant Solutions, Inc., a Delaware corporation.

(c)	"The Property": The real property known as 16250 Dallas Parkway, Dallas, Texas, more particularly described in Exhibit "A" attached hereto and incorporated herein.

(d)	"Building": The office building located on and constituting a part of the Property.

(e)
"Premises":  Suite No. 111 in the Building, being the offices located on the first and second floor(s) as outlined on the floor plan attached to this Lease as Exhibit "B" and incorporated herein.  The Premises on the date hereof are stipulated for all purposes to contain a total of 2,401 square feet of Rentable Area.

(f)	"Base Rental": See Exhibit E.

(g)	"Commencement Date": August 15, 2007.

(h)	"Lease Term": A term commencing on the Commencement Date and continuing for a period of sixty (60) months.

(i)
"Expense Stop":  The Expense Stop will be established during the 12-month period of 2007 (hereinafter referred to as the "Base Year").  During the Base Year, Tenant shall pay only Base Rental; Tenant shall have no liability for any adjustments to Base Rental pursuant to Section 6 of this Lease for the Base Year.  At the conclusion of the Base Year, the Expense Stop per square foot of Rentable Area will be determined for the remaining Lease Term, including any extension of the Lease Term in accordance with the provisions of this Lease, by dividing the Operating Expenses for the Base Year as determined in Section 1(j) below, by 34,520 (the square feet of Rentable Area in the Building).

(j)	"Operating Expenses": The sum of the following:

(1)	The Taxes; plus

(2)	The Insurance Costs; plus

(3)
All direct and indirect costs and expenses (including charges for water, waste water, refuse removal, and electricity used or consumed) that are incurred in operating, maintaining, repairing, administrating, managing and owning the Exterior Common Areas; plus

(4)
All expenses and disbursements of every kind (subject to the limitations set forth below) which Landlord incurs, pays or becomes obligated to pay in connection with the ownership, operation, and maintenance of the Building (including the Service Areas and Common Areas), determined in accordance with generally accepted federal income tax basis accounting principles consistently applied, increased to the amount which would have been incurred had the Building been occupied to the extent of ninety-five percent (95%) of the Rentable Area in the Building, and specifically includes but is not limited to the following:

(i)  Wages and salaries (including management fees) of all employees engaged in the operation, repair, replacement, maintenance, and security of the Building, including taxes, insurance and benefits relating thereto;

(ii)  All supplies and materials used in the operation, maintenance, repair, replacement, and security of the Building and all parking areas, enclosed or otherwise, and all streets, sidewalks and landscaped areas.

(iii)  Annual cost of all capital improvements made to the Building which although capital in nature can reasonably be expected to reduce the normal operating costs of the Building, as well as all capital improvements made in order to comply with any law hereafter promulgated by any governmental authority relating to energy, conservation, public safety or security, as amortized over the useful economic life of such improvements as determined by Landlord in its reasonable discretion (without regard to the period over which such improvements may be depreciated or amortized for federal income tax purposes);

(iv)  Cost of all utilities, other than the cost of utilities actually reimbursed to Landlord by the Building's tenants;

(v)  Cost of repairs, replacements, and general maintenance of the Building, other than repair, replacement, and general maintenance of the roof, foundation and exterior walls of the Building; and

(vi)  Cost of service or maintenance contracts with independent contractors for the operation, maintenance, repair, replacement, or security of the Building (including, without limitation, alarm service and window cleaning).

There are specifically excluded from the definition of the term "Operating Expenses" costs (1) for capital improvements made to the Building, other than capital improvements described in subparagraph (iii) above and except for items which, though capital for accounting purposes, are properly considered maintenance and repair items, such as painting of common areas, replacement of carpet in the lobbies, and the like; (2) for repair, replacements and general maintenance paid by proceeds of insurance or by Tenant or other third parties, and alterations attributable solely to tenants of the Building other than Tenant; (3) for interest, amortization or other payments on loans to Landlord; (4) for depreciation of the Building; (5) for leasing commissions; (6) for legal expenses; (7) for renovating or otherwise improving space for occupants of the Building or vacant space in the Building; (8) for correcting defects in the construction of the Building; (9) for overtime or other expenses of Landlord in curing defaults or performing work expressly provided in this Lease to be borne at Landlord's expense; and (10) for federal income taxes imposed on or measured by the income of Landlord from the operation of the Building.

(k)
"Taxes": means all taxes, assessments and governmental charges, whether federal, state, county or municipal, and whether they be by taxing districts or authorities presently taxing the Property or by others, subsequently created or otherwise and any other taxes, association dues and assessments attributable to the Property or its operation, including taxes on Landlord attributable to revenues from the operation of the Property, excluding, however, federal and state income taxes, franchise taxes, inheritance, estate, gift, corporation, net profits or any similar tax for which Landlord becomes liable and/or which may be imposed upon or assessed against Landlord;  provided, however, if, at any time during the Lease Term, the present method of taxation changes such that a business tax, margin tax or increased franchise tax (such business, margin or franchise tax is referred to herein as a “Margin Tax”) is imposed on Landlord in lieu of or in addition to real estate taxes imposed against the Property, then the first full calendar year of the Lease Term following the imposition of the Margin Tax, the Expense Stop shall be increased by the difference, if any, between (i) the real estate taxes for the Base Year, and (ii) the sum of the real estate taxes and the Margin Tax applicable to the first full calendar year that the Margin Tax is in effect.

(l)
"Insurance Costs":  All costs incurred by Landlord associated with the insurance required to be maintained by Landlord pursuant to this Lease, including premiums and any deductible required to be paid by Landlord under any such policy.

(m)
"Tenant's Prorata Share":  A fraction, the numerator of which is the number of square feet of Rentable Area in the Premises and the denominator of which is the number of square feet of Rentable Area in the Building.  Tenant's Prorata Share at the beginning of the Lease Term shall be 6.955%, calculated on the basis of the initial Rentable Area of the Premises on the date hereof.  Tenant's Prorata Share shall be adjusted each time the Rentable Area in the Premises is increased.

(n)
"Common Areas":  Those areas of the Building devoted to corridors, restrooms, mechanical rooms, janitorial closets, electrical and telephone closets, vending areas and other facilities provided for the common use or benefit of tenants generally and/or the public.

(o)
"Service Areas":  Those areas of the Building within the outside walls used for mechanical rooms, building stairs, fire towers (but shall not include any such areas for the exclusive use of the particular tenant).

(p)
"Usable Area" of the Premises:  The gross area within the inside surface of the outer glass of the exterior walls, to the mid-point of any walls separating portions of the Premises from those of adjacent tenants and to the inside surface of walls separating the Premises from Common Areas and Service Areas.

(q)
"Rentable Area" of the Premises: The sum of the Usable Area plus the prorata part of the Common Areas allocated to the floor(s) leased to Tenant in the Building.  Rentable Area shall include any columns and/or projection(s) which protrude into the Premises and/or the Common Areas. The "Rentable Area" shall be calculated in accordance with ANSI Z65.1-1996, as promulgated by the Building Owners and Managers Association (BOMA).  The initial Rentable Area of the Premises is 2,401 square feet and the Common Area factor for the first floor is 1.1670%.  The Common Area factor shall remain constant throughout the initial term of the Lease unless Tenant expands the Premises or reconfigures the Premises in accordance with this Lease, in which event the Common Area factor will be adjusted only to the extent necessary to take into consideration Tenant’s expansion or reconfiguration.

(r)
"Exterior Common Areas":  Those areas which are not located within the Building and which are provided and maintained for the common use and benefit of Landlord and tenants of the Building generally and the employees, invitees and licensees of Landlord and such tenants; including without limitation, all parking areas, enclosed or otherwise, and all streets, sidewalks and landscaped areas.

(s)
"Building Standard Improvements", when used herein, shall mean those improvements to the Premises which Landlord shall agree to provide according to the Work Letter attached hereto as Exhibit "C" and incorporated herein for all purposes.  "Building Grade" shall mean the type, brand and/or quality of materials Landlord designates from time to time to be the minimum quality to be used in the Building or the exclusive type, grade or quality of material to be used in the Building.

2.	LEASE GRANT. Subject to and upon the terms herein set forth, Landlord leases to Tenant and Tenant leases from Landlord the Premises.

3.
LEASE TERM.  This Lease shall continue in force during a period beginning on Commencement Date and continuing until the expiration of the Lease Term, unless this Lease is sooner terminated or extended to a later date under any other term or provision hereof.  If this Lease is executed before the Premises become vacant or otherwise available and ready for occupancy by Tenant, or if any present occupant of the Premises holds over and Landlord cannot acquire possession of the Premises before the Commencement Date, then (a) Tenant's obligation to pay rent hereunder shall be waived until Landlord tenders possession of the Premises to Tenant, (b) the Lease Term shall be extended by the time between the scheduled Commencement Date and the date on which Landlord tenders possession of the Premises to Tenant (which date will then be defined as the Commencement Date), (c) Landlord shall not be in default hereunder or be liable for damages therefor, and (d) Tenant shall accept possession of the Premises when Landlord tenders possession thereof to Tenant.  By occupying the Premises, Tenant shall be deemed to have accepted the Premises in their condition as of the date of such occupancy, subject to the performance of punch-list items that remain to be performed by Landlord, if any.  Tenant shall execute and deliver to Landlord, within ten (10) days after Landlord has requested same, a letter confirming (i) the Commencement Date, (ii) that Tenant has accepted the Premises, and (iii) that Landlord has performed all of its obligations with respect to the Premises (except for punch-list items specified in such letter).

4.
USE.  Tenant shall continuously occupy the Premises and use the Premises only for general office use and for no other purpose.  Tenant agrees not to use or permit the use of the Premises for any purpose which is illegal, or which, in Landlord's opinion, creates a nuisance, interferes with other tenants or Landlord in its management of the Building, or which would increase the cost of insurance coverage with respect to the Building.

5.
BASE RENTAL.  (a) Tenant agrees to pay during the Lease Term, to Landlord, without any setoff or deduction whatsoever, the Base Rental and all such other sums of money as shall become due hereunder as additional rent, including, without limitation, any estimated adjustments to Base Rental all of which are sometimes herein collectively called "rent", the nonpayment of which Landlord shall be entitled to exercise all such rights and remedies as are herein provided in the case of the nonpayment of Base Rental.  The Base Rental, together with any adjustments thereto pursuant to Section 6 hereof then in effect, shall be due and payable in advance monthly on the first day of each calendar month during the Lease Term (including any extensions or renewals thereof), and Tenant hereby agrees to pay such Base Rental and any adjustments thereto to Landlord at Landlord's address provided herein (or such other address in Dallas County as may be designated by Landlord in writing from time to time) monthly, in advance, and without demand.  If the Lease Term commences on a day other than the first day of a month or terminates on a day other than the last day of a month, then the installments of Base Rental and any adjustments thereto for such month or months shall be prorated, based on the number of days in such month.

(b)           If Tenant shall fail to pay the Base Rental on or before the fifth day of the calendar month in which such Base Rental is due, Tenant shall pay to Landlord a late charge equal to ten percent (10%) of such Base Rental; provided, however, no late charge shall be imposed under this paragraph (b) with respect to the first two times during the term of this Lease that Tenant fails to pay Base Rental on or before the fifth day of the calendar month in which such Base Rental is due so long as Tenant pays in full such Base Rental on or before the tenth day of such calendar month.  All installments of rent, including late charges, not paid when due and payable shall bear interest at the lesser of the maximum lawful rate or one and one-half percent (1-1/2%) per month from the date due until paid.  Such interest shall be in addition to the late charge described in this paragraph (b).

6.	BASE RENTAL ADJUSTMENTS. The Base Rental payable hereunder shall be adjusted upward from time to time in accordance with the following provisions:

(a)
Tenant's Base Rental is based, in part, upon the estimate that annual Operating Expenses for the Building will be equal to the Expense Stop per square foot of Rentable Area in the Building.  Tenant shall, during the Lease Term, pay as additional rent Tenant's Prorata Share of the amount by which the Operating Expenses per square foot of Rentable Area in the Building for each calendar year exceed the Expense Stop (the amount of such excess is referred to as the "Excess").  Landlord may collect such additional rent in arrears on a yearly basis.  Landlord shall also have the option from time to time to make a good faith estimate of the Excess for the present, as well as each upcoming calendar year, and upon thirty (30) days' written notice to Tenant may require the monthly payment of Base Rental adjusted in accordance with such estimate.  Any amounts paid based on such an estimate shall be subject to adjustment pursuant to Section 6(b) when actual Operating Expenses are available for each calendar year.

(b)
By April 1 of each calendar year during Tenant's occupancy, or as soon thereafter as practical, Landlord shall furnish to Tenant a statement of Landlord's actual Operating Expenses for the previous calendar year.  If for any calendar year additional Base Rental collected for the prior year, as a result of Landlord's estimate of Operating Expenses, is in excess of the additional Base Rental actually due during such prior year, then Landlord shall refund to Tenant any overpayment (or at Landlord's option, apply such amount against rentals due hereunder).  Likewise, Tenant shall pay to Landlord, on demand, any underpayment with respect to the prior year.

(c)
Tenant, at its expense, shall have the right no more frequently than once per calendar year, following prior written notice to Landlord, to audit Landlord's books and records relating to Operating Expenses for the immediately preceding calendar year; or at Landlord's sole discretion, Landlord will provide such audit prepared by a certified public accountant, in lieu of allowing Tenant's auditors to inspect such books and records.

(d)	All taxes (other than Taxes) allocated or attributed to Tenant, or Tenant's property shall be paid by Tenant prior to delinquency.

7.	SERVICES TO BE FURNISHED BY LANDLORD. Landlord agrees to furnish Tenant the following services:

(a)
Hot and cold water at those points of supply provided for general use of other tenants in the Building, central heat and air conditioning in season, at such temperatures and in such amounts as are considered by Landlord to be standard or as required by governmental authority; provided, however, Landlord shall furnish to Tenant a keyfob which will enable Tenant to activate the heating and air conditioning for the Premises at times other than for "Normal Business Hours" for the Building (which are 7:00 a.m. to 6:00 p.m. on Mondays through Fridays and 9:00 a.m. to 1:00 p.m. on Saturdays, exclusive of normal business holidays).  Tenant shall pay to Landlord an amount equal to $25.00 per hour for central heat and air conditioning services that are provided to Tenant during other than Normal Business Hours, which amount shall be due and payable upon presentation of a statement therefor by Landlord.  Tenant acknowledges that the foregoing hourly rate includes certain administrative expenses of Landlord in administering such after hour services and an allocation for the additional wear and tear on the Building HVAC system attributable to the additional use of such system and only that portion of such hourly rate that equals the actual amount charged by the electric utility supplier will be included in the calculation of Operating Expenses for the purpose of determining Tenant's obligations under Section 6(a) above.

(b)	Routine maintenance and electric lighting service of all Common Areas and Service Areas of the Building in the manner and to the extent deemed by Landlord to be standard.

(c)
Janitor service, five times weekly, exclusive of normal business holidays; provided, however, if Tenant's floor covering or other improvements require special treatment, Tenant shall pay the additional cleaning cost attributable thereto as additional rent upon presentation of a statement therefor by Landlord.

(d)	Subject to the provisions of Section 12, all electrical current required by Tenant in its use and occupancy of the Premises.

(e)	All Building standard fluorescent bulb replacement in the Premises and fluorescent and incandescent bulb replacement in the Common Areas and Service Areas.

(f)	[Intentionally deleted].

(g)
Security in the form of limiting the general public's access to the Building during other than Normal Business Hours shall be provided in such form as Landlord deems appropriate.  Landlord, however, shall have no liability to Tenant, its employees, agents, invitees or licensees for losses due to theft or burglary, or for damages done by unauthorized persons on the Premises and neither shall Landlord be required to insure against any such losses.  Tenant shall cooperate fully in Landlord's efforts to maintain security in the Building and shall follow all regulations promulgated by Landlord with respect thereto.

The failure by Landlord to any extent to furnish or the interruption or termination of the services described above in whole or in part, resulting from causes beyond the reasonable control of Landlord shall not render Landlord liable in any respect nor be construed as an eviction of Tenant, nor work as an abatement of rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement hereof.  Should any of the equipment or machinery used in the provision of such services for any cause cease to function properly, Tenant shall have no claim for offset or abatement of rent or damages on account of an interruption in service occasioned thereby or resulting therefrom.

8.
IMPROVEMENTS TO THE PREMISES.Exhibit "C" attached hereto sets forth the obligations of Landlord and Tenant with respect to the initial tenant finish-work for the Premises. Any additional installations, alterations and improvements hereafter placed on the Premises shall be for Tenant's account and at Tenant's cost, subject, however, to Section 11 below.

9.
MAINTENANCE AND REPAIR OF PREMISES BY LANDLORD.  Except as otherwise expressly provided herein, Landlord shall not be required to make any repairs to the Premises.  In the event that the Premises should become in need of repairs or maintenance required to be made by Landlord under this Lease, Tenant shall give written notice thereof to Landlord; and Landlord shall not be responsible in any way for any failure to make any such repairs until a reasonable time shall have elapsed after the receipt by Landlord of such written notice.

10.
CARE OF THE PREMISES BY TENANT.  Tenant agrees not to commit or allow any waste to be committed on any portion of the Premises, and at the termination of this Lease to deliver up the Premises to Landlord in as good condition as the same existed on the Commencement Date, ordinary wear and tear excepted.

11.
REPAIRS AND ALTERATIONS BY TENANT.  Tenant shall maintain the Premises in a clean, safe, operable, attractive condition, and shall not permit or allow to remain any waste or damage to any portion of the Premises.  Tenant covenants and agrees with Landlord, at Tenant's own cost and expense, to repair or replace any damage done to the Building, or any part thereof, caused by Tenant or Tenant's agents, employees, invitees, or visitors, and such repairs shall restore the Building to as good a condition as it was in prior to such damage, and shall have been completed in compliance with all applicable laws; provided, however, if Tenant fails to make such repairs or replacements promptly, Landlord may, at its option, make such repairs or replacements, and Tenant shall pay the cost thereof (plus a reasonable fee for Landlord's supervision of such repairs or replacements) to the Landlord on demand as additional rent.  Tenant agrees with Landlord not to make or allow to be made any alterations to the Premises, or install any vending machines on the Premises without first obtaining the written consent of Landlord in each such instance, which consent may be given on such conditions as Landlord may elect.  Tenant must obtain all permits and comply with applicable laws. Improvements to the Premises shall be installed at the expense of Tenant only in accordance with plans and specifications which have been previously submitted to and approved in writing by Landlord.  After the initial Tenant improvements are made, no alterations or physical additions in or to the Premises may be made without Landlord's prior written consent.  Tenant shall not paint or install lighting or decorations, signs, window or door lettering, or advertising media of any type on or about the Premises without the prior written consent of Landlord.  All alterations, additions, or improvements (whether temporary or permanent in character, and including without limitation all air-conditioning equipment and all other equipment that is in any manner connected to the Building's plumbing system) made in or upon the Premises, either by Landlord or Tenant, shall be Landlord's property at the end of the Lease Term and shall remain on the Premises without compensation to Tenant.  Approval by Landlord of any of Tenant's drawings and plans and specifications prepared in connection with any improvements in the Premises shall not constitute a representation or warranty of Landlord as to the adequacy or sufficiency of such drawings, plans and specifications, or the improvements to which they relate, for any use, purpose, or condition, but such approval shall merely be the consent of Landlord as required hereunder. Any and all alterations to the Premises shall become the property of Landlord upon termination of this Lease (except for movable equipment, trade fixtures, or furniture owned by Tenant).  Landlord may, nonetheless, require Tenant to remove any and all fixtures, equipment and other improvements installed on the Premises.  In the event that Landlord so elects, and Tenant fails to remove such improvements, Landlord may remove such improvements at Tenant's cost, and Tenant shall pay Landlord on demand the cost of restoring the Premises to Building standard.

12.	USE OF ELECTRICAL SERVICES BY TENANT. Tenant's use of electrical services furnished by Landlord shall be subject to the following:

(a)
Tenant's electrical equipment and overhead lighting shall be restricted to equipment and lighting which does not have either a rated capacity or an electrical design load greater than that which is standard for the Building.  Tenant shall be responsible for determining that its electrical equipment and overhead lighting have rated capacities and design loads within those limits which are standard for the Building.

(b)
If Tenant's consumption of electrical services exceeds either the rated capacities and/or design loads that are standard for the Building, then Tenant shall remove such equipment and/or lighting to achieve compliance within 10 days after receiving notice from Landlord.  Or upon receiving Landlord's prior written approval, such equipment and/or lighting may remain in the Premises, subject to the following:

(i)
Tenant shall pay for all costs of installation and maintenance of submeters, wiring, air conditioning and other items required by Landlord, in Landlord's discretion, to accommodate Tenant's excess design loads and capacities.

(ii)	Tenant shall pay to Landlord, upon demand, the cost of the excess demand and consumption of electrical service at rates determined by Landlord which shall be in accordance with any applicable laws.

(iii)
Landlord may, at its option, upon not less than thirty (30) days' prior written notice to Tenant, discontinue the availability of such extraordinary utility service.  If Landlord gives any such notice, Tenant will contract directly with the public utility for the supplying of such utility service to the Premises.

13.
PARKING.  Tenant shall have the non-exclusive right to use, at no charge, one parking space for every 333 square feet of Rentable Area in the Premises, of which 3 of such spaces shall be reserved covered spaces and the balance shall be uncovered.  Tenant's uncovered parking spaces shall not be reserved spaces and shall be available to Tenant and its employees on a first come/first serve basis along with other tenants of the Building.

14.	LAWS AND REGULATIONS. Tenant agrees to comply with all applicable laws, ordinances, rules, and regulations of any governmental entity or agency having jurisdiction over the Premises.

15.
BUILDING RULES.  Tenant will comply with the rules of the Building and the Property attached hereto as Exhibit "D", as amended and altered by Landlord from time to time, and will cause all of its agents, employees, invitees and visitors to so comply. Landlord may, from time to time, change such rules and regulations for the safety, care, or cleanliness of the Building and related facilities, provided that such changes are applicable to all tenants of the Building and will not unreasonably interfere with Tenant's use of the Premises.

16.
ENTRY BY LANDLORD.  Tenant agrees to permit Landlord or its agents or representatives to enter into and upon any part of the Premises during ordinary business hours, or at such other times as Landlord deems appropriate to inspect the same, or to show the Premises to prospective purchasers, mortgagees, or insurers, to clean or make repairs, alterations or additions thereto, and Tenant shall not be entitled to any abatement or reduction of rent by reason thereof.

17.	ASSIGNMENT AND SUBLETTING.
(a)
Tenant shall not assign, sublease, transfer or encumber this Lease or any interest therein (any assignment, sublease, transfer, or encumbrance is referred to herein as a "Transfer") without Landlord's prior written consent, which consent shall be given or withheld in the exercise of Landlord’s commercially reasonable judgment).  If Tenant requests Landlord's consent to a Transfer, then Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed documentation, and the following information about the proposed transferee: name and address; reasonably satisfactory information about its business and business history; its proposed use of the Premises; banking, financial, and other credit information; and general references sufficient to enable Landlord to determine the proposed transferee's creditworthiness and character (such request for consent and accompanying information is referred to herein as the "Consent Request Package").  The Consent Request Package shall be delivered to Landlord in a container that is marked conspicuously on the front cover: "TIME SENSITIVE MATERIAL-IMMEDIATE RESPONSE REQUIRED".  Tenant shall reimburse Landlord for its attorneys' fees and other expenses incurred in connection with considering any request for its consent to a Transfer (limited to $250 per request).  If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes the Tenant's obligations hereunder (other than Tenant's obligation to pay Base Rental under this Lease if the transferee is a sublessee); however, any transferee of less than all of the space in the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer, and only to the extent of the rent it has agreed to pay Tenant therefor.  Landlord's consent to a Transfer shall not release Tenant from performing its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable therefor.  Landlord's consent to any Transfer shall not waive Landlord's rights as to any subsequent Transfers.  If an Event of Default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Rent.  Tenant authorizes its transferees to make payments of rent directly to Landlord upon receipt of written notice from Landlord to do so.  Landlord shall, within ten (10) business days after its receipt of the Consent Request Package, notify Tenant in writing either (i) that Landlord consents to the proposed Transfer, or (ii) that Landlord does not consent to the proposed Transfer and in such rejection notice identify the reasons for Landlord's decision not to consent to such Transfer.  If Landlord fails to provide Tenant with the written notice described in the preceding sentence within such 10-business day period, Landlord shall be conclusively deemed to have consented to the proposed Transfer.
(b)           With respect to any assignment and any subletting, Tenant shall pay to Landlord, immediately upon receipt thereof, one-half of all net compensation received by Tenant for such Transfer that exceeds the Base Rental allocable to the portion of the Premises covered thereby.

(c)
           If no Event of Default has occurred and is continuing, Tenant may assign this Lease without the prior written consent of Landlord to a parent, subsidiary or affiliate of Tenant or to an acquirer of substantially all of the assets of Tenant; provided that (i) Tenant shall have notified Landlord in writing prior to such assignment of its intent to effect the same, (ii) at the time thereof no Event of Default has occurred and is continuing, (iii) with respect to a transferee that is acquiring substantially all of the assets of Tenant, Landlord has received evidence reasonably acceptable to Landlord that the transferee has the  financial wherewithal and creditworthiness to satisfy Tenant’s remaining obligations under this Lease, and (iv) the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes all of the Tenant's obligations under this Lease (an assignment that satisfies the requirements of this paragraph (c) is referred to herein as a "Permitted Transfer").

18.
LIENS.  Tenant will not permit any mechanic's lien or liens to be placed upon the Premises or the Building and nothing in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any person for the performance of any labor or the furnishing of any materials to the Premises, or any part thereof, nor as giving Tenant any right, power, or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to any mechanics' or other liens against the Premises.  In the event any such lien is attached to the Premises, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same.  Any amount paid by Landlord for any of the aforesaid purposes shall be paid by Tenant to Landlord on demand as additional rent.  Landlord may require, at Landlord's sole option, that Tenant shall provide to Landlord, at Tenant's sole cost and expense, a performance and payment bonds in an amount equal to one and one-half (1-1/2) times the estimated cost of any improvements, additions, or alterations in the Premises which the Tenant desires to make to insure Landlord against any liability for mechanic's liens and materialman's liens and to insure completion of the work.  Tenant shall comply with this Section with respect to any repairs, improvements or alterations to the Premises that are otherwise permitted by Section 11 above.

19.
PROPERTY INSURANCE.  Landlord shall maintain fire and extended coverage insurance on the Building and the Premises in such amounts as Landlord's mortgagees shall require.  Such insurance shall be maintained at the expense of Landlord (as a part of the Insurance Costs), and payments for losses thereunder shall be made solely to Landlord or the mortgagees of Landlord as their interests shall appear.  Tenant shall maintain at its expense, in an amount equal to full replacement cost, fire and extended coverage insurance on all of its personal property, including removable trade fixtures, located in the Premises and in such additional amounts as are required to meet Tenant's obligations pursuant to Section 23 hereof.  Tenant shall, at Landlord's request from time to time, provide Landlord with current certificates of insurance evidencing Tenant's compliance with this Section 19 and Section 20.  Tenant shall obtain the agreement of Tenant's insurers to notify Landlord that a policy is due to expire at least 30 days prior to such expiration.

20.	LIABILITY INSURANCE.

(a)           Tenant shall keep in force throughout the Term: (i) a Commercial General Liability insurance policy or policies to protect the Landlord Entities against any liability to the public or to any invitee of tenant or a Landlord Entity incidental to the use of or resulting from any accident occurring in or upon the Premises with a limit of not less than $1,000,000.00 per occurrence and not less than $2,000,000.00 in the annual aggregate, or such larger amount as Landlord may prudently require from time to time, covering bodily injury and property damage liability and $1,000,000 products/completed operations aggregate; (ii) Business Auto Liability covering owned, non-owned and hired vehicles with a limit of not less than $1,000,000 per accident; (iii) insurance protecting against liability under Worker’s Compensation Laws with limits at lease as required by statue; (iv) Employers Liability with limits of $500,000 each accident, $500,000 disease policy limit, $500,000 disease-each employee; (v) All Risk or Special Form coverage protecting Tenant against loss of or damage to Tenant’s alterations, additions, improvements, carpeting, floor coverings, paintings, decorations, fixtures, inventory and other business personal property located in or about the Premises to the full replacement value of the property so insured; and (vi) Business Interruption Insurance with limit of liability representing loss of at lease approximately six months of income.

(b)           Each of the aforesaid policies shall (i) be provided at Tenant’s expense; (ii) name the Landlord and the building management company, if any, as additional insureds; (iii) be issued by an insurance company with a minimum Best’s rating of “A:VII” during the Term; and (iv) provide that said insurance shall not be cancelled unless thirty (30) days prior written notice (ten days for nonpayment of premium) shall have been given to Landlord; and said policy or policies or certificates thereof shall be delivered to Landlord by Tenant upon the Commencement Date and at lease thirty (30) days prior to each renewal of said insurance.

(c)           Whenever Tenant shall undertake any alterations, additions or improvements in, to or about the Premises (“Work”) the aforesaid insurance protection must extend to and include injuries to persons and damage to property arising in connection with such Work, without limitation including liability under any applicable structural work, act, and such other insurance as Landlord shall require; and the policies of or certificates evidencing such insurance must be delivered to Landlord prior to the commencement of any such Work.

(d)	Landlord may maintain a policy of comprehensive general liability insurance with respect to the Property and the costs of such insurance shall be included in the Insurance Costs.

21.	INDEMNITY.

(a)
Landlord shall not be liable to Tenant, or to Tenant's agents, servants, employees, customers, or invitees for any injury to person or damage to property caused by any act, omission, or neglect of Tenant, its agents, servants, or employees, invitees, licensees or any other person entering the Property under the invitation of Tenant or arising out of the use of the Premises by Tenant and the conduct of its business or out of a default by Tenant in the performance of its Subject to Section 22 below, Tenant hereby agrees to defend, indemnify, and hold harmless Landlord and its agents from and against all claims, demands, liabilities, causes of action, suits, judgments, and expenses (including attorneys' fees) for any injury to or death of any person or persons or the damage to or theft, destruction, loss, or loss of use of any property (a "Loss") arising from any occurrence on the Premises or from Tenant's failure to perform its obligations under this Lease (other than a Loss arising from the sole or gross negligence of Landlord or its agents), even though caused or alleged to be caused by the joint, comparative, or concurrent negligence or fault of Landlord or its agents, and even though any such claim, cause of action, or suit is based upon or alleged to be based upon the strict liability of Landlord or its agents.  This indemnity provision is intended to indemnify Landlord and its agents against the consequences of their own negligence or fault as provided above when Landlord or its agents are jointly, comparatively, or concurrently negligent with Tenant.  This indemnity provision shall survive termination or expiration of this Lease.

(b)
Subject to Section 22 below, Landlord hereby agrees to defend, indemnify, and hold harmless Tenant and its agents from and against all claims, demands, liabilities, causes of action, suits, judgments, and expenses (including attorneys' fees) for any Loss arising from any occurrence in the Common Areas and other areas of the Property that are not leased to other tenants or from Landlord's failure to perform its obligations under this Lease (other than a Loss arising from the sole or gross negligence of Tenant or its agents).  This indemnity provision shall survive termination or expiration of this Lease.

22.
WAIVER OF SUBROGATION RIGHTS.  Anything in this Lease to the contrary notwithstanding, Landlord and Tenant each hereby waives any and all rights of recovery, claim, action, or cause of action, against the other, its agents, officers, or employees, for any loss or damage that may occur to the Property, the Premises, or any improvements thereto, or the Building of which the Premises are a part, or any improvements thereto, or any personal property of such party therein, by reason of fire, the elements, or any other causes(s) which are insured against under the terms of the standard fire and extended coverage insurance policies referred to in Section 19 hereof, regardless of cause or origin, including negligence of the other party hereto, its agents, officers, or employees.  Each of Landlord and Tenant also agrees that no right of recovery, claim, action or cause of action hereby waived shall ever be assigned to its insurance carriers.

23.
CASUALTY DAMAGE.  If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord.  If Landlord determines, in Landlord's good faith business judgment, that the damage by fire or other casualty precludes occupancy of any substantial part of the Premises, or if the Building is so damaged that in Landlord's judgment, substantial alteration or reconstruction of the Building is required (whether or not the Premises have been damaged by the casualty), or if any mortgagee of the Property requires application of the insurance proceeds to the reduction of the mortgage debt, or if any material uninsured loss occurs, or if such casualty occurs during the last two years of the Lease Term, Landlord may, at its option, terminate this Lease by notifying Tenant within 60 days after the date of the casualty.  If Landlord does not elect to terminate this Lease, it shall, within 60 days after the date of the casualty, notify Tenant of that decision and of the estimated repair time.  If the damage reasonably precludes occupancy of any substantial part of the Premises and if the estimated repair time to restore that part of the Premises to a condition that reasonably permits occupancy will extend beyond one year after the date of the casualty, Tenant may elect to terminate this Lease by so notifying Landlord within 10 days after receipt of notice of Landlord's decision not to terminate this Lease.  If Landlord elects not to terminate this Lease (or if Landlord is not entitled to terminate this Lease if Tenant has the option under the preceding sentence), Landlord shall restore the Building to substantially its former condition as soon as reasonably possible.  Landlord shall not, however, be required to restore any part of the Building in excess of the Building Standard Improvements unless the proceeds of Tenant's fire and extended coverage insurance are made available to Landlord for that purpose, or to spend any amount in excess of the insurance proceeds actually received by Landlord as a result of the casualty.  Provided the fire or other casualty was not caused to any extent by the act or omission of Tenant or its employees, agents or contractors, Landlord shall allow Tenant a fair reduction of rent during the time and to the extent the Premises are unfit for occupancy.  If the Premises or any other portion of the Building be damaged by fire or other casualty resulting from the fault or negligence of Tenant or any of Tenant's agents, employees, or invitees, the rent hereunder shall not be diminished during the repair of such damage and Tenant shall be liable to Landlord for the cost of the repair and restoration of the Building caused thereby to the extent such cost and expense is not covered by insurance proceeds.

24.
CONDEMNATION.  If the whole or substantially the whole of the Building or the Premises should be taken for any public or quasi-public use, by right of eminent domain or otherwise, or should be sold in lieu of condemnation, then this Lease shall terminate as of the date when physical possession of the Building or the Premises is taken by the condemning authority. If less than the whole or substantially the whole of the Building or the Premises is thus taken or sold, Landlord (whether or not the Premises are affected thereby) may terminate this Lease by giving written notice thereof to Tenant, in which event this Lease shall terminate as of the date when physical possession of such portion of the Building or Premises is taken by the condemning authority.  If this Lease is not so terminated upon any such taking or sale, the Base Rental payable hereunder shall be diminished by an equitable amount, and Landlord shall, to the extent Landlord deems feasible, restore the Building and the Premises to substantially their former condition, but such work shall not exceed the scope of the work done by Landlord in originally constructing the Building and installing Building Standard Improvements in the Premises, nor shall Landlord in any event be required to spend for such work an amount in excess of the amount received by Landlord as compensation for such damage. All amounts awarded upon a taking of any part or all of the Property or the Premises shall belong to Landlord and Tenant shall not be entitled to and expressly waives all claim to any such compensation.

25.
DAMAGES FROM CERTAIN CAUSES.  Landlord shall not be liable to Tenant for any loss or damage to any property or person occasioned by theft, vandalism, misconduct of persons other than Landlord, fire, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition, or order of governmental body or authority or by any other cause beyond the control of Landlord.  Nor shall Landlord be liable for any damage or inconvenience which may arise through repair or alteration of any part of the Building or Premises.

26.	EVENTS OF DEFAULT/REMEDIES.

(a)	The following events shall be deemed to be events of default by Tenant under this Lease:

(i)	Tenant's failure to pay rent, or any other sums due from Tenant to Landlord under the Lease (or any other lease executed by Tenant for space in the Building), when due;

(ii)	Tenant's failure to perform, comply with, or observe any other agreement or obligation of Tenant under this Lease (or any other lease executed by Tenant for space in the Building);

(iii)	the leasehold estate hereunder demised shall be taken on execution or other process of law in any action against Tenant;

(iii)
Tenant shall fail to promptly move into and take possession of the Premises when the Premises are ready for occupancy or shall cease to do business in or, abandons or vacates any substantial portion of the Premises;

(iv)	Tenant shall become insolvent or unable to pay its debts as they become due, or Tenant notifies Landlord that it anticipates either condition;

(v)
Tenant takes any action to, or notifies Landlord that Tenant intends to file a petition under any section or chapter of the National Bankruptcy Act, as amended, or under any similar law or statute of the United States or any State thereof; or a petition shall be filed against Tenant under any such statute or Tenant or any creditor of Tenant's notifies Landlord that it knows such a petition will be filed or Tenant notifies Landlord that it expects such a petition to be filed;

(vi)	a receiver or trustee shall be appointed for Tenant's leasehold interest in the Premises or for all or a substantial part of the assets of Tenant; or

(b)
Upon the occurrence of any event or events of default by Tenant, whether enumerated in paragraph (a) above or not, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand for possession whatsoever (and without limiting the generality of the foregoing, Tenant hereby specifically waives notice and demand for payment of rent or other obligations due and waives any and all other notices or demand requirements imposed by applicable law):

(i)	terminate this Lease in which event Tenant shall immediately surrender the Premises to Landlord;

(ii)	terminate Tenant's right to occupy the Premises and re-enter and take possession of the Premises (without terminating this Lease);

(iii)
enter upon the Premises and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in effecting compliance with Tenant's obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to the Tenant from such action;

(iv)
terminate Tenant's rights, if any, to cancel this Lease, to expand into additional space in the Building, to exercise any renewal, extension and rights of first refusal or first offer to lease additional space or purchase the Building;

(v)	exercise any remedies that may be available under the Partnership Agreement as a result of a default by Tenant thereunder or hereunder; and

(vi)	exercise all other remedies available to Landlord at law or in equity, including, without limitation, injunctive relief of all varieties.
In the event Landlord elects to re-enter or take possession of the Premises after Tenant's default, Tenant hereby waives notice of such reentry or repossession and of Landlord's intent to re-enter or retake possession.  Landlord may, without prejudice to any other remedy which he may have for possession or arrearages in rent, expel or remove Tenant and any other person who may be occupying said Premises or any part thereof.  In addition, the provisions of Section 28 hereof, shall apply with respect to the period from and after the giving of notice of such termination to Tenant.  All Landlord's remedies shall be cumulative and not exclusive.  In the event of any such default or breach by Tenant, Landlord may at any time thereafter, in his sole discretion, with or without notice or demand and without limiting Landlord in the exercise of a right or remedy which Landlord may have by reason of such default or breach, be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default including, but not limited to:  the cost of recovering possession of the Premises; expenses of reletting, including necessary renovation and alteration of the Premises; reasonable attorney's fees; the amount of the excess of (i) the total rental and other benefits which Landlord would have received under this Lease for the remainder of the term together with all other expenses incurred by Landlord in connection with Tenant's default and (ii) the fair market value rental rate of the balance of the term as of the time of the breach or default; that portion of any leasing commission paid by Landlord with respect to this Lease applicable to the unexpired term of this Lease by amortizing such commission over the Lease Term; and all other sums of money and damages owing by Tenant to Landlord.  Unpaid installments of rent or other sums shall bear interest from the date due at the lesser of the maximum legal rate or Prime Rate of the Bank of America, N.A. (or successor) plus 3%, plus late charges on the rent as noted in Section 5(b).  Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default.

(c)
To the extent Landlord has a duty to mitigate Tenant’s damages as a result of Tenant’s default (notwithstanding the provisions of Section 35(r) to the contrary), Landlord shall use reasonable efforts to relet the Premises on such terms and conditions as Landlord in its sole discretion may determine (including a term different from the Lease Term, rental concessions, and alterations to, and improvement of, the Premises); however, Landlord shall not be obligated to relet the Premises before leasing other portions of the Building.  Landlord shall not be liable for, nor shall Tenant's obligations hereunder be diminished because of, Landlord's failure to relet the Premises or to collect rent due for such reletting.  Tenant shall not be entitled to the excess of any consideration obtained by reletting over the rent due hereunder.  Reentry by Landlord in the Premises shall not affect Tenant's obligations hereunder for the unexpired Lease Term; rather, Landlord may, from time to time, bring action against Tenant to collect amounts due by Tenant, without the necessity of Landlord's waiting until the expiration of the Lease Term.  Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this
Lease, all actions taken by Landlord to exclude or dispossess Tenant of the Premises shall be deemed to be taken under Section 26(b)(ii) above.  If Landlord elects to proceed under Section 26(b)(ii) or (iii), it may at any time elect to terminate this Lease under Section 26(b)(i) above.

(d)
Additionally, without notice, Landlord may alter locks or other security devices at the Premises to deprive Tenant of access thereto, and Landlord shall not be required to provide a new key or right of access to Tenant.

(e)
This Section 26 shall be enforceable to the maximum extent not prohibited by applicable law, and the unenforceability of any portion thereof shall not thereby render unenforceable any other portion.  Upon any event of default by Tenant, Tenant shall pay to Landlord all costs incurred by Landlord (including court costs and reasonable attorneys' fees and expenses) in (i) obtaining possession of the Premises, (ii) removing and storing Tenant's or any other occupant's property, (iii) repairing, restoring, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant, (iv) if Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all or any part of the Premises (including brokerage commissions, cost of tenant finish work, and other costs incidental to such reletting), (v) performing Tenant's obligations which Tenant failed to perform, and (vi) enforcing, or advising Landlord of, its rights, remedies, and recourses arising out of the event of default.

(f)
In the event Tenant becomes indebted to Landlord for any amounts owed under this Lease (whether or not Landlord has elected to formally declare a default under this Lease) that are not paid when due (in each case, a "Delinquent Sum"), Tenant hereby expressly authorizes Landlord to withhold from Tenant the payment of any dividend or distribution on or with respect to its partnership interest in Landlord, and any other payment with respect to such partnership interests made by or on behalf of Landlord or any partner thereof and to apply the amounts so withheld against Delinquent Sums (including any late charges and interest applicable thereto) until such amounts have been fully paid and discharged.  The provisions of this paragraph (f) shall not apply after Fairways 2001 Office Partners, Ltd. transfers the Property to a third party in which Tenant owns no interest.

(g)
Landlord's acceptance of rent following an event of default shall not waive Landlord's rights regarding such event of default.  No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord's rights regarding any future violation of such term or violation of any other term.

(h)
Landlord shall be in default hereunder in the event Landlord has not begun and pursued with reasonable diligence the cure of any failure of Landlord to meet its obligations hereunder within thirty (30) days of the receipt by Landlord of written notice from Tenant of the alleged failure to perform.  In addition, Tenant hereby covenants that, prior to the exercise of any such remedies, it will give the mortgagees holding mortgages on the Property notice and a reasonable time to cure any default by Landlord.  Tenant's obligation to pay rent is an independent covenant, and the occurrence of a default by Landlord shall not entitle Tenant to withhold rent or offset alleged damages against rent.

27.
PEACEFUL ENJOYMENT.  Provided Tenant has performed all of the terms and conditions of this Lease to be performed by Tenant, Tenant shall peaceably and quietly hold and enjoy the Premises for the Lease Term, without hindrance from Landlord or any party claiming by, through, or under Landlord, subject to the terms and conditions of this Lease.

28.
HOLDING OVER.  In the event of holding over by Tenant after expiration or other termination of this Lease or in the event Tenant continues to occupy the Premises after the termination of Tenant's right of possession pursuant to Section 26(b) hereof, Tenant shall be a tenant at will and, in addition to all other damages and remedies to which Landlord may be entitled for such holding over, throughout the entire holdover period, Tenant shall pay rent equal to 150% of the Base Rental and additional Base Rental which would have been applicable had the term of this Lease continued through the period of such holding over by Tenant and, in addition to such rent, Tenant shall be liable to Landlord for any damages suffered or incurred by Landlord as a result of Tenant's holdover.  No holding over by Tenant after the expiration of the term of this Lease shall be construed to extend the term of this Lease.

29.	SUBORDINATION TO MORTGAGE.

(a)
Tenant accepts this Lease subject and subordinate to any mortgage, deed of trust or other lien presently existing or hereafter arising upon the Premises, upon the Building or upon the Property as a whole, and to any renewals, refinancing and extensions thereof, but Tenant agrees that any such mortgagee shall have the right at any time to subordinate such mortgage, deed of trust or other lien to this Lease on such term and subject to such conditions as such mortgagee may deem appropriate in its discretion.  Landlord is hereby irrevocably vested with full power and authority to subordinate this Lease to any mortgage, deed of trust or other lien now existing or hereafter placed upon the Premises, the Building or the Property as a whole, and Tenant agrees upon demand to execute such further instruments subordinating this Lease (or such mortgage to this Lease) or attorning to the holder of any such liens as Landlord may request.  In the event that Tenant should fail to execute any such instrument promptly as requested, Tenant hereby irrevocably constitutes Landlord as its attorney-in-fact to execute such instrument in Tenant's name, place and stead, it being agreed that such power is one coupled with an interest.  Tenant agrees that it will from time to time upon request by Landlord execute and deliver to such persons as Landlord shall request a statement in recordable form certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as so modified), stating the dates to which rent and other charges payable under this Lease have been paid, stating that Landlord is not in default hereunder (or if Tenant alleges a default stating the nature of such alleged default) and further stating such other matters as Landlord shall reasonably require.

(b)
Nothing contained in this Section 29, however, shall be construed to impose upon Tenant any legal or financial obligation nor require Tenant to effectuate such a subordination unless, in the latter circumstance, the mortgagee, trust holder, secured party, or beneficiary named in the pertinent instrument shall first agree in writing that any proceeding to foreclose, sell, or any other action taken under such instrument shall not effect this Lease or any of the rights of Tenant hereunder for so long as Tenant shall not be held in default by Landlord of any of the provisions, covenants or conditions of the Lease, and shall continue to make the payments required hereunder to the appropriate designated party.

30.	SIGNAGE. Landlord reserves full right of approval and rejection of any and all of Tenant's signs on the Premises, which approval will not be unreasonably withheld.

31.
PERSONAL LIABILITY.  The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited to Landlord's interest in the Building and the Property, and Tenant agrees to look solely to Landlord's interest in the Building and the Property for recovery of any judgment from Landlord, it being intended that Landlord shall not be personally liable for any judgment or deficiency.

31.
COMMISSIONS.  Landlord and Tenant hereby indemnify and hold each other harmless against any loss, claim, expense or liability with respect to any commissions or brokerage fees claimed on account of the execution and/or renewal of this Lease due to any action of the indemnifying party.

33.	RIGHTS RESERVED TO LANDLORD. Provided that the exercise of such rights does not unreasonably interfere with Tenant's occupancy of the Premises, Landlord shall have the following rights:

(i)           To decorate and to make inspections, repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Building, or any part thereof; for such purposes, to enter upon the Premises and, during the continuance of any such work, to temporarily close doors, entryways, public space, and corridors in the Building; to interrupt or temporarily suspend Building services and facilities; and to change the arrangement and location of entrances or passageways, doors, and doorways, corridors, stairs, restrooms, or other public parts of the Building;

(ii)                      To take such reasonable measures as Landlord deems advisable for the security of the Building and its occupants, including without limitation searching all persons entering or leaving the Building; evacuating the Building for cause, suspected cause, or for drill purposes; temporarily denying access to the Building; and closing the Building after normal business hours and on Saturdays, Sundays, and holidays, subject, however, to Tenant's right to enter when the Building is closed after normal business hours under such reasonable regulations as Landlord may prescribe from time to time which may include by way of example, but not of limitation, that persons entering or leaving the Building, whether or not during normal business hours, identify themselves to a security officer by registration or otherwise and that such persons establish their right to enter or leave the Building;

(iii)                      To change the name by which the Building is designated; and

(iv)                      To enter the Premises at all reasonable hours to show the Premises to prospective purchasers, lenders, or tenants.

34.	GENERAL PROVISIONS.

(a)
Attorney's Fees.  In the event either party defaults in the performance of any of the terms of this Lease and the other party employs an attorney in connection therewith, the defaulting party agrees to pay the prevailing party's reasonable attorneys' fees and court costs.

(b)
No Implied Waiver.  The failure of Landlord to insist at any time upon the strict performance of any covenant or agreement herein, or to exercise any option, right, power or remedy contained in this Lease shall not be construed as a waiver or a relinquishment thereof for the future.  No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of rent due under this Lease shall be deemed to be other than on account of the earliest rent due hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

(c)
Notice.  Any notice in this Lease provided for must, unless otherwise expressly provided herein, be in writing, and may, unless otherwise in this Lease expressly provided, be given or be served by depositing the same in the United States mail, postpaid and certified and addressed to the party to be notified, with return receipt requested, or by delivering the same in person to an officer of such party, or by prepaid telegram, or by facsimile transmission, when appropriate, addressed to the party to be notified at the address stated in this Lease or such other address notice of which has been given to the other party.  Notice deposited in the mail in the manner hereinabove described shall be effective from and after the expiration of three (3) days after it is so deposited.

(d)
Severability.  If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

(e)
Recordation.  Tenant agrees not to record this Lease, or any memorandum hereof.  In the event Landlord's first mortgagee may so require, Tenant agrees to execute a short form of this Lease for recordation.

(f)	Governing Law. This Lease and the rights and obligations of the parties hereto shall be interpreted, construed, and enforced in accordance with the laws of the State of Texas.

(g)
Force Majeure.  Whenever a period of time is herein prescribed for the taking of any action by Landlord, Landlord shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions, or any other cause whatsoever beyond the control of Landlord.

(h)	Time of Performance. Except as expressly otherwise herein provided, with respect to all required acts of Tenant, time is of the essence of this Lease.

(i)
Transfers by Landlord.  Landlord shall have the right to transfer and assign, in whole or in part, all its rights and obligations hereunder and in the Building and the property, and in such event and upon such transfer Landlord shall be released from any further obligations hereunder, and Tenant agrees to look solely to such successor in interest of Landlord for the performance of such obligations.

(j)
Effect of Delivery of this Lease.  Landlord has delivered a copy of this Lease to Tenant for Tenant's review only, and the delivery hereof does not constitute an offer to Tenant or option.  This lease shall not be effective until a copy executed by both Landlord and Tenant is delivered to and accepted by Landlord.

(k)	Mail. Tenant understands and agrees that mail delivery in the Building shall be only to boxes provided by Landlord in the Building.

(l)
Waiver of Warranties.  For and in consideration of Landlord's execution of this Lease, Tenant waives any implied or express warranties of habitability, suitability, merchantability, quality, condition or fitness for a particular purpose with respect to the Premises.  In addition, the taking of possession of the Premises by Tenant shall be conclusive evidence that Tenant has inspected the Premises and is thoroughly familiar with its condition, and Tenant hereby accepts the Premises as being in good and satisfactory condition and suitable for their intended commercial purpose.

(m)
Entire Agreement.  This Lease contains all of the terms, promises, covenants, conditions and representations made or entered into between Landlord and Tenant concerning the subject matter hereof, and supersedes all prior discussions and agreements, whether written or oral, between Landlord and Tenant with respect to the subject matter of this Lease and constitutes the sole and entire agreement between Landlord and Tenant relating thereto.

(n)
Waiver of Right To Contest Taxes.   Tenant hereby waives any right it may have under Section 41.413 of Texas Tax Code to protest the appraised value of all or any portion of the Premises and the Building, and any right it may have under Section 42.015 of the Texas Tax Code to appeal an order of the appraisal review board with respect to all or any portion of the Premises and/or the Building.  Tenant agrees that Landlord shall have the sole right to protest any appraisals of the Premises and the Building.  Tenant also hereby waives any right it may have to receive a copy of any notice received by Landlord of reappraisal of all or any portion of the Premises and/or the Building, including without limitation any notice required under Section 41.413(d) of the Texas Tax Code.  Tenant agrees that Landlord shall not be liable to Tenant for any damages for Landlord’s failure to send to Tenant a copy of any invoice of reappraisal concerning the Premises and/or the Building, irrespective of any obligation under applicable law of Landlord to provide such notice.  Not withstanding the foregoing, if Tenant protests, challenges or appeals any valuation for property tax purposes of all or any portion of the Premises and/or the Building, and such valuation increases from the value protested, appealed, or challenged, Tenant agrees to indemnify Landlord on an after-tax basis for any property taxes due as a result of such increase.

(o)
Estoppel Certificates.  From time to time, Tenant shall furnish to any party designated by Landlord, within ten (10) days after Landlord has made a request therefor, a certificate signed by Tenant confirming and containing such factual certifications and representations as to this Lease as Landlord may reasonably request.

(p)
Amendments; and Binding Effect.  This Lease may not be amended except by instrument in writing signed by Landlord and Tenant.  No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord, and no custom or practice which may evolve between the parties in the administration of the terms hereof shall waive or diminish the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms hereof.  The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided.  This Lease is for the sole benefit of Landlord and Tenant, and, other than Landlord's Mortgagee, no third party shall be deemed a third party beneficiary hereof.

(q)
Joint and Several Liability.  If there is more than one Tenant, then the obligations hereunder imposed upon Tenant shall be joint and several.  If there is a guarantor of Tenant's obligations hereunder, then the obligations hereunder imposed upon Tenant shall be the joint and several obligations of Tenant and such guarantor, and Landlord need not first proceed against Tenant before proceeding against such guarantor nor shall any such guarantor be released from its guaranty for any reason whatsoever.

(r)	Captions. The captions contained in this Lease are for convenience of reference only, and do not limit or enlarge the terms and conditions of this Lease.

(s)
Landlord's Consent.  Whenever this Lease requires Landlord's consent, Landlord agrees that such consent shall be given or withheld based on Landlord's good faith business judgment and that Landlord will not act arbitrarily or capriciously in the exercise of such business judgment.

       (t)  Certification.

(a)           Tenant certifies that (i) it is not acting, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked person, entity, nation, or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Assets Control; and (ii) it is not engaged in this transaction, directly or indirectly on behalf or, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity, or nation.

(b)           Tenant hereby agrees to defend, indemnify, and hold harmless Landlord from and against any and all claims, damages, losses, risks, liabilities, and expenses (including attorney’s fees and costs) arising from or related to any breach of the foregoing certification.

36.
HAZARDOUS MATERIALS.  Landlord hereby agrees to indemnify and hold harmless Tenant from and against any claims or liabilities suffered or incurred by Tenant that arises from or is attributable to the presence of any hazardous materials in the Premises or the Property in violation of applicable environmental laws prior to the date of this Lease or after the date of this Lease if such presence is attributable to the actions of Landlord or its agents or employees.  Tenant hereby agrees to indemnify and hold harmless Landlord and its partners from and against any claims or liabilities suffered or incurred by Landlord or such partners that arises from or is attributable to the presence of any hazardous materials in the Premises in violation of applicable environmental laws after the date of this Lease if such presence is attributable to the actions of Tenant or its agents, employees or invitees.

37.	EXHIBITS. Exhibits "A", "B", "C", "D", "E" and "F" are attached hereto and incorporated herein and made a part of this Lease for all purposes:

LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT'S INTENDED COMMERCIAL PURPOSE, AND TENANT'S OBLIGATION TO PAY RENT HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE PREMISES OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS HEREUNDER, AND, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, TENANT SHALL CONTINUE TO PAY THE RENT, WITHOUT ABATEMENT, SETOFF, DEDUCTION, NOTWITHSTANDING ANY BREACH BY LANDLORD OF ITS DUTIES OR OBLIGATIONS HEREUNDER, WHETHER EXPRESS OR IMPLIED.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease in multiple original counterparts as of the day and year first above written.

LANDLORD:	TENANT:
Fairways 2001 Office Partners, Ltd.,	Ascendant Solutions, Inc.,
a Texas limited partnership	a Delaware corporation

By: VIII Canyons, LLC.,
a Texas limited liability company

By:/s/James Deibel	By:/s/David E. Bowe
James Deibel,	David E. Bowe
Manager	President & CEO

Address:	Address prior to occupancy:

5055 Keller Springs Road, Suite 300	16250 Dallas Parkway, Suite 100
Addison, TX 75001	Dallas, TX 75248

EXHIBIT "A"

LEGAL DESCRIPTION

Being a tract of land situated in Andrew J. Clark Survey, Abstract No.  360 and being Lot 1 Block A/8224 of Fairways Office, an addition to the City of Dallas, Texas as recorded in Vol. 77162 Page 0564, Records of Dallas County, Texas, and being more particularly described as follows:

COMMENCING at the intersection of the north line of Keller Springs Road and the east line of Dallas Parkway;  THENCE N 00 deg. 53' 09" E along said east line, 1190.55 feet;  THENCE in a northerly direction continuing along said east line with a curve to the left, said curve having a central angle of 18 deg. 24' 52" and a radius of 1600.00 feet, a distance of 514.23 feet;  THENCE N 89 deg. 42' 00" E, 445.70 feet to the Place of Beginning:

THENCE FROM THE PLACE OF BEGINNING N 89 deg. 42' 00" E, 350.70 feet;
THENCE S 24 deg. 27' 31" W, 412.94 feet;
THENCE S 89 deg. 50' 30" W, 101.40 feet;
THENCE in a northerly direction with a curve to the left, chord bearing N 18 deg. 29' 50" W, said curve having a central angle of 03 deg. 06' 08" and a radius of 530.00 feet, a distance of 28.70 feet;
THENCE in a northerly direction with a curve to the right, said curve having a central angle of 13 deg. 11' 49" and a radius of 470.00 feet, a distance of 108.26 feet;
THENCE in a northerly direction with a curve to the left, said curve having a central angle of 06 deg. 56' 55" and a radius of 2030.00 feet, a distance of 246.20 feet to the Place of Beginning and containing 1.968 acres of land.

EXHIBIT "B"

FLOOR PLAN

EXHIBIT "C"

TENANT FINISH-WORK: ALLOWANCE

1.           Tenant accepts the Premises in their "as is" condition on the date that this lease is entered into(including the current condition of the Building as it relates to handicapped access).  If applicable handicapped access laws require that alterations be made to the non-tenant areas of the Building for the Building to be in compliance with such laws, Landlord shall be responsible for such alterations.

Landlord shall not be responsible for any alterations to the Premises that may be required by handicapped access laws.

2.           Landlord shall at its sole cost and expense prior to the Commencement Date, paint all interior walls and shampoo all interior carpeting.  Further, Landlord shall repair any damage and repaint the walls in the “Server Closet”.

EXHIBIT "D"

RULES AND REGULATIONS

1.
Sidewalks, doorways, vestibules, halls, stairways, and similar areas shall not be obstructed nor shall refuse, furniture, boxes or other items be placed therein by Tenant or its officers, agents, servants, and employees, or used for any purpose other than ingress and egress to and from the leased premises, or for going from one part of the Building to another part of the Building.  Canvassing, soliciting and peddling in the Building are prohibited.

2.	Plumbing fixtures and appliances shall be used only for the purposes for which constructed, and no unsuitable material shall be placed therein.

3.
No signs, directories, posters, advertisements, or notices shall be painted or affixed on or to any of the windows or doors, or in corridors or other parts of the Building, except in such color, size, and style, and in such places, as shall be first approved in writing by Landlord in its reasonable discretion.  Landlord shall have the right to remove all unapproved signs without notice to Tenant, at the expense of Tenant.

4.
Tenant shall not do, or permit anything to be done in or about the Building, or bring or keep anything therein, that will in any way increase the rate of fire or other insurance on the Building, or on property kept therein or otherwise increase the possibility of fire or other casualty.

5.
Landlord shall have the power to prescribe the weight and position of heavy equipment or objects which may overstress any portion of the floor.  All damage done to the Building by the improper placing of such heavy items will be repaired at the sole expense of the responsible Tenant.

6.
Tenants shall notify the Building Manager when safes or other heavy equipment are to be taken in or out of the Building, and the moving shall be done after written permission is obtained from Landlord on such conditions as Landlord shall require.

7.	Corridor doors, when not in use, shall be kept closed.

8.	Tenants shall cooperate with Landlord's agents in keeping the leased premises neat and clean.

9.
Tenants shall not cause or permit any improper noises in the Building, or allow any unpleasant odors to emanate from the leased premises, or otherwise interfere, injure or annoy in any way other tenants, or persons having business with them.

10.	No animals shall be brought into or kept in or about the Building.

11.
When conditions are such that Tenant must dispose of crates, boxes, etc. it will be the responsibility of Tenant to dispose of same prior to, or after the hours of 7:30 a.m. and 5:30 p.m. respectively.  Crates and construction debris shall be removed from the project by Tenant at Tenant's expense and shall not be placed in ordinary trash removal receptacles.

12.
No machinery of any kind, other than ordinary office machines such as typewriters and calculators, shall be operated on the leased premises without the prior written consent of Landlord, nor shall Tenants use or keep in the Building any inflammable or explosive fluid or substance or any illuminating materials.  No space heaters or fans shall be operated in the Building, without Landlords' prior written consent.

13.	No bicycles, motorcycles or similar vehicles will be allowed in the Building.

14.	No nails, hooks or screws shall be driven into or inserted in any part of the Building except as approved by Building maintenance personnel.

15.	Landlord has the right to evacuate the Building in the event of an emergency or catastrophe, and Tenant shall cooperate in such an evacuation.

16.	No food and/or beverages shall be distributed from Tenant's office without the prior written approval of the Building Manager.

17.
No additional locks shall be placed upon any doors without the prior written consent of Landlord.  All necessary keys shall be furnished by Landlord, and the same shall be surrendered upon termination of this Lease, and Tenant shall then give Landlord or his agent an explanation of the combination of all locks on the doors or vaults.  Tenant shall initially be given two (2) keys to the Premises by Landlord.  No duplicates of such keys shall be made by Tenants.  Additional keys shall be obtained only from Landlord, at a reasonable fee to be determined by Landlord.

18.
Tenants will not locate furnishings or cabinets adjacent to mechanical or electrical access panels or over air conditioning outlets so as to prevent operating personnel from servicing such units as routine or emergency access may require.  Cost of moving such furnishings for Landlord's access will be for Tenant's account.  The lighting and air conditioning equipment of the Building will remain the exclusive charge of the Building designated personnel.

19.	Tenant shall comply with such parking rules and regulations as may be posted and distributed from time to time.

20.	No portion of the Building shall be used for the purpose of lodging rooms.

21.	Vending machines or dispensing machines of any kind will not be placed in the leased premises by a Tenant, without permission from Landlord.

22.
Prior written approval, which shall be at Landlord's sole discretion, must be obtained for installation of window shades, blinds, drapes, or any other window treatment of any kind whatsoever.  Landlord will control all internal lighting that may be visible from the exterior of the Building and shall have the right to change any unapproved lighting, without notice to Tenant, at Tenant's expense.  In the event that Landlord finds it necessary to close or open blinds or other window treatments during certain hours of the day for temperature control purposes.  Tenant shall cooperate by closing or opening its blinds or other window treatments during such hours.

23.
No Tenant shall make any changes or alterations to any portion of the Building without Landlord's prior written approval, which may be given on such conditions as Landlord may elect.  All such work shall be done by Landlord or by contractors and/or workmen approved by Landlord, working under Landlord's supervision.

24.
Landlord reserves the right to rescind any of these rules and make such other and further rules and regulations as in its judgment shall from time to time be needful for the operation of the Building, which rules shall be binding upon each Tenant upon delivery to such Tenant of notice thereof in writing.

EXHIBIT "E"

BASE RENTAL SCHEDULE

The initial Base Rental for the Premises shall be $ 3,901.63 per month (based on $19.50 per square foot of Rentable Area contained in the Premises). August, September, October and November 2007 Base Rental shall be abated.

EXHIBIT “F”

RENEWAL OPTIONS

Provided no event of default exists and Tenant is occupying the entire Premises at the time of such election, Tenant may renew this Lease for  one  additional period of    5    years each on the same terms provided in this Lease (except as set forth below), by delivering written notice of the exercise thereof to Landlord not later than    180 days    before the expiration of the Lease Term.  On or before the commencement date of the extended Lease Term in question, Landlord and Tenant shall execute an amendment to this Lease extending the Lease Term on the same terms provided in this Lease, except as follows:

(1)           The Base Rental payable for each month during each such extended Lease Term shall be the prevailing rental rate, at the commencement of such extended Lease Term, for space of equivalent quality, size, utility and location, with the length of the extended Lease Term and the credit standing of Tenant to be taken into account;

(2)           Tenant shall have no further renewal options unless expressly granted by Landlord in writing; and

(3)           Landlord shall lease to Tenant the Premises in their then-current condition.

Tenant's rights under this Exhibit shall terminate if (i) this Lease or Tenant's right to possession of the Premises is terminated, (ii) Tenant assigns any of its interest in this Lease or sublets any portion of the Premises, or (iii) Tenant fails to timely exercise its option under this Exhibit, time being of the essence with respect to Tenant's exercise thereof.